                                                                   Exhibit 10.39

                              EMPLOYMENT AGREEMENT
                            (for Norman D. LaFrance)

         THIS EMPLOYMENT AGREEMENT (this "Agreement") is dated as of April 18, 2007 (the "Effective Date"), by and between Molecular Insight Pharmaceuticals, Inc., a Massachusetts corporation having its principal place of business at 160 Second Street, Cambridge, Massachusetts 02142 (the "Employer"), and Norman D. LaFrance (the "Employee").

                                   WITNESSETH:

         WHEREAS, the Employer is engaged in the business of developing and marketing imaging pharmaceuticals which detect human disease; and

         WHEREAS, the Employee possesses the experience necessary in administration and general and active supervision and direction of the daily operations of a biopharmaceutical business in order to fulfill the responsibilities as Senior Vice President, Clinical Development and Chief Medical Officer of the Employer; and

         WHEREAS, the Employer desires to employ the Employee, and the Employee desires to be employed by the Employer, all in accordance with the terms and provisions of this Agreement.

         NOW, THEREFORE, in consideration of the covenants and promises hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Employer and the Employee represent, covenant and agree as follows:

         1. Employment. The Employer hereby employs the Employee to serve as Senior Vice President, Clinical Development and Chief Medical Officer in accordance with the terms and provisions of this Agreement, and the Employee hereby accepts such employment with the Employer.

         2. Term. The term of this Agreement shall commence on the Effective Date and shall continue until this Agreement is terminated as hereinafter provided.

         3. Compensation. As compensation for all services rendered by the Employee to the Employer pursuant to this Agreement, the Employer shall pay to the Employee the following amounts during the term of this Agreement:

                  (a) Base Compensation. The Employer shall pay to the Employee base compensation at no less than the rate set forth on Schedule A attached hereto and herein incorporated by reference (the "Base Compensation"). The Base Compensation shall be payable pursuant to the Employer's standard payroll practices, except as otherwise noted on Schedule A. The Base Compensation shall be reviewed by the compensation committee of the Board of the Employer annually and increases in the Base Compensation, if any, shall be evidenced by the updating and initialing of Schedule A by both parties hereto.

                  (b) Incentive Bonus. In addition to the Base Compensation, the Employee shall be eligible to receive an annual fiscal year incentive bonus with a maximum annual amount equal to thirty percent (30%) of the then current Base Compensation (the "Incentive Bonus"). Payment of the Incentive Bonus shall be subject to the discretion of the Board and will be based upon accomplishment of goals provided to the Employee by the President and Chief Scientific Officer, and Chief Executive Officer ("CEO") from time to time and based upon revenue growth, profitability and achievement of specific corporate milestones. The Board may elect to award the Incentive Bonus to the Employee in cash or in the Employer's capital stock (at its then-current fair market value), but a capital stock bonus requires the consent of the Employee.

         4.       Vacation and Employee Benefits.

                  (a) Vacation. The Employee shall be entitled to an annual paid vacation equal to three (3) weeks annually. Vacation shall be taken at such times so as not to interfere with the proper operation of the Employer's business.

                  (b) Benefits Generally. The Employee shall be entitled to receive and participate in such employee benefits as the Employer shall from time to time determine to provide to its executives generally.

                  (c) Relocation Package. The Employee shall be entitled to the relocation expenses as set forth on Schedule B attached hereto. Such relocation expenses shall apply to the Employee's initial relocation only and shall not apply to any subsequent moves. If, within one year of the Effective Date, the Employee voluntarily resigns employment or if this Agreement is terminated for "cause" by the Employer as set forth in Section 15(B) below, the Employee shall reimburse the Employer for any and all relocation expenses paid pursuant to this Section. The Employee acknowledges and agrees that any such reimbursement amount owed to the Employer may be offset and deducted from any wages and or other amounts that may be due and owing to the Employee at the time.

         5.       Stock Incentives.

                  (a) Options. Pursuant to the provisions of the Employer's 2006 Equity Incentive Plan, as may be amended from time to time (the "Plan"), and subject to approval of the Employer's Board of Directors or its Compensation Committee, the Employee will be granted an option to purchase 100,000 shares of the Employer's Common Stock (the "Options") at an exercise price equal to the fair market value per share on the date of grant (as determined by the Employer's Board of Directors or its Compensation Committee pursuant to the
Plan), with such Options to be subject further to the terms and conditions of the Plan and a separate option agreement.

                  (b) Vesting. Of the Options, 75,000 will be subject to the Employer's four (4) year vesting schedule with 25% vesting on each anniversary of the Employee's date of hire ("Time Options") and 25,000 will be subject to vesting on the satisfaction of certain performance milestones to be set forth in the applicable separate option agreement. In the event of a Change of Control (as defined below), all of the unvested Time Options shall vest immediately prior to Change in Control, provided that the Employee is still employed by the Employer on the date of such Change of Control, or is then receiving a Severance Package.

                  (c) Change of Control. Treatment of options on a Change of Control (as defined in the Plan) will be as set forth in the applicable separate option agreement.

         6. Description of Duties. During the term of this Agreement, the Employee shall be the Senior Vice President, Clinical Development and Chief Medical Officer of the Employer and shall:

                  (a) Devote on a full time basis all necessary time, best efforts, professional skills, attention and energies to the fulfillment of the duties customarily associated with such position and the accomplishment of the goals provided by the President and Chief Scientific Officer, and CEO of the Employer to the Employee from time to time; and

                  (b) Act in accordance herewith, and in all accounts be responsible and responsive to, the Board of Directors, the President and Chief Scientific Officer, and CEO of Employer.

         7. General Services. During the term of this Agreement, the Employee shall:

                  (a) Observe the Employer's policies and standards of conduct, as well as customary standards of business conduct, including any standards prescribed by law or regulation;

                  (b) Perform his duties hereunder in a manner that preserves and protects the Employer's business reputation; and

                  (c) Do all things and render such services as may be necessary or beneficial in carrying out any of the foregoing.

         8. Non-Disclosure of Proprietary or Confidential Information and Confidential Communications. For the purposes of this Section 8, the term "Employer" shall include, and the protections granted the Employer hereunder shall extend to any other entities now or hereinafter affiliated, acquired or created by the Employer. The Employee recognizes and acknowledges that the marketing plans and business strategy, the names and addresses of the Employer's customers, the particular needs and application of such customers for diagnostic imaging techniques, the names and addresses of the Employer's suppliers, the Employer's purchasing history with its suppliers, the names and other pertinent data concerning the persons employed by the Employer's suppliers who are responsible for supplying the Employer with products and services, the Employer's proprietary computer software programs, trade secrets and any other confidential and proprietary information concerning the business or affairs of the Employer (including but not limited to marketing and business plans and strategies, research protocols, procedures data, results, and cost information) (hereinafter collectively referred to as the Confidential Information) constitute a valuable, proprietary, special and unique asset of the

Employer's business. The Employee further recognizes and acknowledges that any communications, whether written, oral or otherwise, that the Employer or any of the Employer's employees has with the Employer's existing or prospective customers and clients and affiliated research institutions and scientists are extremely confidential (hereinafter the "Confidential Communications"). The term Confidential Information shall exclude any information that has been made public through no fault of the Employee.

         The Employee shall not, for any reason whatsoever, during or after the termination of his employment with the Employer, use, disclose or allow access to, for his own benefit or for that of another, the Confidential Information or the Confidential Communications (or any part thereof) to any person, firm, corporation, association or other entity for any reason or for any purpose whatsoever.

         In the event of a breach or threatened breach by the Employee of the provisions of this Section, the Employer shall be entitled to an injunction restraining the Employee from so using, disclosing or allowing access to, in whole or in part, the Confidential Information and the Confidential Communications or from rendering any services to any person, firm, corporation, association or other entity to whom the Confidential Information or the Confidential Communications, in whole or in part, have been disclosed or are threatened to be disclosed. Nothing herein shall be construed as prohibiting the Employer from pursuing any other remedies available to the Employer for such breach or threatened breach, including, but not limited to, the recovery of damages and reasonable attorneys' fees from the Employee.

         Upon termination of this Agreement by either party for any reason, the Employee shall return to the Employer any of the Confidential Information, Confidential Communications, charts, company literature, reports, Employer credit cards or other proprietary materials of the Employer then in the Employee's possession and all other materials of the Employer which the Board of Directors of the Employer requests the Employee to so return.

         This Section shall in all respects survive any termination of this Agreement and shall remain in full force and effect thereafter. In the event that any provision of this Section 8 shall conflict with any term or condition of any other confidentiality agreement between the Employer and the Employee, then the more restrictive provision shall be deemed to apply in order to accomplish the purposes of this Section 8 and such other agreements, that being to protect the Employer's Confidential Information and Confidential Communications.

         In the event of the Employee's breach of this Section 8, the Employee shall immediately and irrevocably forfeit future payments under the Severance Package as hereinafter defined in Section 15. Nothing in this paragraph shall be construed to limit or cap the Employer's damages in the event of a breach of this Section 8.

         9. Covenant Not to Compete; Non-solicitation of Employees and Customers. For the purposes of this Section 9, the term "Employer" shall include, and the protections granted the Employer hereunder shall extend to any other entities now or hereinafter affiliated, acquired or created by the Employer. The Employee agrees that while employed by the Employer and for a continuous period of one (1) year following the date of the termination of his employment with the Employer either voluntarily without "Good Reason" or involuntarily by the Company for "cause" (the "Restricted Period"), he shall not (without the express prior written consent of the Board of Directors of the Employer), directly or indirectly, compete with the Employer. In construing the foregoing prohibition, the Employee shall be deemed to be competing with the Employer if he shall become self-employed in, or accept employment with, consult with, render services to or become associated with, own, manage, operate, join, control, or participate in the ownership, management, operation, or control of, or be connected in any material manner with, or directly or indirectly enter into the employment of, or make a substantial investment in, any corporation, partnership, proprietorship or other type of business organization or entity which engages in, any business (a "Competing Business") involving the sale, distribution, development or research concerning diagnostic imaging of the human cardio-vascular system or other lines of the Employer which directly and materially competes with the product lines in or with which the Employer is then currently involved.

         The Employee further agrees that, during his employment with the Employer and during the Restricted Period, he shall not solicit any of the Employer's employees, existing customers or prospective customers (of which the Employee is then currently aware), affiliated research institutions or scientists, on behalf of himself or any Competing Business.

         This Section 9 shall in all respects survive any termination of this Agreement and shall remain in full force and effect during the Restricted Period.

         In the event of the Employee's breach of this Section 9 during the Restricted Period, the Employee shall immediately and irrevocably forfeit future payments to the Employee under the Severance Package as hereinafter defined in
Section 15.

         10. Assignment of Rights. Any and all information, data, inventions, discoveries, materials, notebooks and other work product which the Employee conceives, develops or acquires during his employment with the Employer, which directly or indirectly relates to work performed for the Employer, shall be the sole and exclusive property of the Employer. The Employee shall promptly execute any and all documents necessary and take such further actions as the Employer may deem necessary to assign any and all of the Employee's right, title and interest in such property to the Employer.

         11. Intellectual Property. For the purposes of this Section 11, the term "Employer" shall include, and the protections granted the Employer hereunder shall extend to any other entities now or hereinafter affiliated, acquired or created by the Employer. During the Employee's employment at the Employer, the Employee shall promptly assist with and execute any and all applications, assignments or other documents which an officer or director of the Employer shall deem necessary or useful in order to obtain and maintain patent, trademark or other intellectual property protection for the Employer's products or services. After the termination date of his employment with the Employer, the Employee shall use reasonable efforts to assist the Employer on intellectual property matters as they relate to his employment, and the Employer shall reasonably compensate the Executive for his time and expense.

         12. Documents, Records, etc. All documents, records, data, apparatus, equipment and other physical property, whether or not pertaining to Confidential Information, which are furnished to the Employee by the Employer or are produced by the Employee in connection with the Employee's employment will be and remain the sole property of the Employer. The Employee will return to the Employer all such materials and property as and when requested by the Employer. In any event, and whether or not the Employer so specifically requests, the Employee will return all such materials and property immediately upon termination of the Employee's employment for any reason. The Employee will not retain any such material or property or any copies thereof after such termination.

         13. Third-Party Agreements and Rights. The Employee hereby confirms that he is not bound by the terms of any agreement with any previous employer or other party which restricts in any way the Employee's use or disclosure of information or the Employee's engagement in any business. The Employee represents to the Employer that the Employee's execution of this Agreement, the Employee's employment with the Employer and the performance of the Employee's proposed duties for the Employer will not violate any obligations the Employee may have to any such previous employer or other party. In the Employee's work for the Employer, the Employee will not disclose or make use of any information in violation of any agreements with or rights of any such previous employer or other party, and the Employee will not bring to the premises of the Employer any copies or other tangible embodiments of nonpublic information belonging to or obtained from any such previous employer or other party.

         14. Restricted Activities. During the term of this Agreement, the Employee shall not engage in any business activities or ventures outside of the business activities of the Employer without the express prior written consent of the Employer's Board; provided, however, that nothing in this Agreement shall be construed as preventing the Employee from:

                  (a) investing the Employee's assets in any company or other entity in a manner not prohibited by Section 9 and in such form or manner as shall not require any material activities on the Employee's part in connection with the operations or affairs of the companies or other entities in which such investments are made; or

                  (b) engaging in religious, charitable or other community or non-profit activities that do not impair the Employee's ability to fulfill the Employee's duties and responsibilities under this Agreement.

         15.      Termination.

                  A.       Termination Without Cause.

                           (a)     Notwithstanding anything herein to the
contrary, this Agreement may be terminated by either the Employer (by act of its Board) or the Employee, at any time, without cause; provided, however, that the party desirous of terminating this Agreement shall give the other party prior written notice of such termination. In either event, the Employer may determine the Employee's final day of employment hereunder. The date specified in any notice of termination as the Employee's final day of employment shall be referred to herein as the Termination Date.

                           (b)     In the event that the Employer (by act of its
Board) terminates this Agreement without cause pursuant to this subsection (A) of Section 15, or the Employee voluntarily resigns for Good Reason (defined below), then the Employee shall be entitled to receive severance pay equal the Base Compensation rate as of the Termination Date in equal monthly installments for a period of twelve (12) months (the "Post-Termination Period") from the Termination Date (the "Severance Package"). The Employer also agrees to make available to the Employee, as part of the Severance Package, continuation of group health plan benefits to the extent authorized by and consistent with 29 U.S.C. Section 1161 et seq. (commonly known as "COBRA"), and any other benefits the Employee is receiving as of the Termination Date with the cost of the regular premium for such benefits shared in the same relative proportion by the Employer and the Employee as in effect on the Termination Date.

                           (c)     For purposes of this Agreement, "Good Reason"
shall mean:

                                   (i)      a reduction of the Employee's salary
or insurance benefits other than a reduction approved by the Employee in writing; or

                                   (ii)     a significant change in the
Employee's title, responsibilities and/or duties which constitutes, when compared to the Employee's title, responsibilities and/or duties as of the Effective Date, a demotion; or

                                   (iii)    the relocation of the offices at
which the Employee is principally employed as of the Effective Date to a location more than fifty (50) miles from such office, which relocation is not approved by the Executive.

                           (d)     In the event of the Employee's voluntary
termination, then the Employee shall, at the request of the Board of the Employer, continue as an employee of the Employer for an additional thirty (30) day period after the Termination Date for the purpose of assisting the Employer in locating and training a suitable replacement for the Employee. During such additional period, the Employee shall be entitled to full compensation and benefits and the Employee shall continue to be bound by all of the terms contained herein. Any such extended term shall extend the Post-Termination Period by an equal number of days.

                  B.       Termination With Cause.

                           (a)     The Employer (by act of its Board) may
terminate this Agreement immediately for "cause" by giving written notice to the Employee. As used herein, the term "cause" shall mean the Employee's: (i) addiction to illegal drugs; (ii) willful failure or refusal to perform his duties hereunder after written notice from the Board and an opportunity to cure;
(iii) knowing acts of dishonesty which materially adversely affect the Employer;
(iv) indictment for a felony or crime involving moral turpitude, fraud, embezzlement or misrepresentation. In the event that this Agreement is terminated pursuant to this subsection (B), the Employee forfeits and shall not be entitled to the Severance Package, or other benefits or bonus of any kind whatsoever for any period after the Termination Date set forth in the notice given by the Employer to the Employee.

                  C.       Disability.

                           (a)     If the Employee shall be disabled so as to be
unable to perform the essential functions of the Employee's then existing position or positions under this Agreement, the Employer may remove the Employee from any responsibilities and/or reassign the Employee to another position with the Employer during the period of such disability. If the period of disability extends for more than six (6) months, the Employer may terminate the Employee's employment without further liability on the part of the Employer, except that the Employee shall be entitled to the Severance Package. The Employer may elect, at its sole discretion, to purchase a disability insurance package for the Employee. In the event that the Employer so elects to purchase a disability insurance package and the Employee subsequently becomes entitled to payments of the disability insurance benefit, any payments pursuant to the Severance Package, as defined in this Section 15, or payments of salary by the Employer will be reduced by the amount of the disability insurance benefit payments received by the Employee.

                           (b)     If any question shall arise as to whether
during any period the Employee is disabled so as to be unable to perform the essential functions of the Employee's then existing position or positions, the Employee may, and at the request of the Employer shall, submit to the Employer a certification in reasonable detail by a physician selected by the Employer, to whom the Employee or the Employee's guardian has no reasonable objection, as to whether the Employee is so disabled or how long such disability is expected to continue, and such certification shall, for the purposes of this Agreement, be conclusive of the issue. The Employee shall cooperate with any reasonable request of the physician in connection with such certification. If such question shall arise and the Employee shall fail to submit such certification, the Employer's determination of such issue shall be binding on the Employee. Nothing in this Section 15(c) shall be construed to waive the Employee's rights, if any, under existing law including, without limitation, the Family and Medical Leave Act of 1993, 29 U.S.C. 2601, et seq. and the Americans with Disabilities Act, 42 U.S.C. 12101 et seq.

                  D. Death or Retirement. The Employee's employment under this Agreement will be deemed to have terminated without further liability on the part of the Employer if the Employee dies or retires.

                  E. Certain Termination Benefits. Unless otherwise specifically provided in this Agreement or otherwise required by law, all compensation and benefits payable to the Employee under this Agreement shall terminate on the date of termination of the Employee's employment under this Agreement.

                  F. No Right to Continuing Employment. The Employee agrees that nothing contained in this Agreement shall be construed to give the Employee a right to continuing employment beyond the Termination Date.

         16. Litigation and Regulatory Cooperation. During and after the Employee's employment, the Employee shall cooperate fully with the Employer in the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of the Employer which relate to events or occurrences that transpired while the Employee was employed by the Employer. The Employee's full cooperation in connection with such claims or actions shall include, but not be limited to, being available to meet with counsel to prepare for discovery or trial and to act as a witness on behalf of the Employer at mutually convenient times. During and after the Employee's employment, the Employee also shall cooperate fully with the Employer in connection with any investigation or review of any federal, state or local regulatory authority as any such investigation or review relates to events or occurrences that transpired while the Employee was employed by the Employer. The Employer shall reimburse the Employee for any reasonable out-of-pocket expenses incurred in connection with the Employee's performance of obligations pursuant to this Section 16.

         17. Injunction. The Employee agrees that it would be difficult to measure any damages caused to the Employer which might result from any breach by the Employee of the promises set forth in Section 8, and that in any event money damages would be an inadequate remedy for any such breach. Accordingly, the Employee agrees that if the Employee breaches, or proposes to breach, any portion of this Agreement, the Employer shall be entitled, in addition to all other remedies that it may have, to an injunction or other appropriate preliminary equitable relief to restrain any such breach without showing or proving any actual damage to the Employer.

         18. No Assignment. The Employee acknowledges that the services to be rendered by him pursuant to this Agreement are unique. Accordingly, the Employee shall not assign any of his rights or delegate any of his duties or obligations under this Agreement.

         19. Severability. Subject only to the reformation of time, geographical and occupational limitations as set forth in Section 20 hereof, all of the terms and provisions contained in this Agreement are severable and, in the event that any portion or provision of this Agreement (including, without limitation, any portion or provision of any section of this Agreement) shall to any extent be deemed unenforceable or invalid by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared unenforceable or invalid, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

         20. Reformation of Time Geographical and Occupational Limitations. In the event that any provision in this Agreement is held to be unenforceable by a court of competent jurisdiction because it exceeds the maximum time, geographical or occupational limitations permitted by applicable law, then such provision(s) shall be and hereby are reformed to the maximum time, geographical and occupational limitations as may be permitted by applicable law.

         21. Specific Performance. Both parties recognize that the services to be rendered under this Agreement by the Employee are special, unique and of an extraordinary character, and that in the event of breach by the Employee of the terms or conditions of this Agreement to be performed by him, the Employer shall be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction, either at law or in equity, to obtain damages for any breach of this Agreement to enforce the specific performance thereof by the Employee, or to enjoin the Employee from engaging in such activity, but nothing contained herein shall be construed to prevent such other remedy in the courts, in case of any breach of this Agreement by the Employee, as the Employer may elect to invoke.

         22. Massachusetts Law: Choice of Forum. This Agreement shall be governed, construed and interpreted by, and in accordance with, the laws of the Commonwealth of Massachusetts, without reference to its principles of conflicts of laws. Any actions concerning enforcement of this Agreement or in any way relating to the subject matter of this Agreement shall be litigated only in Massachusetts state or federal courts of proper jurisdiction and venue. Each party hereto expressly agrees to submit to such jurisdiction and venue for the purposes of this Agreement. Notwithstanding the foregoing, the Employer may seek to enforce the Employee's covenants described in Sections 6, 7, 8 and 9 hereof in any jurisdiction and venue in which the Employee then resides, breaches or threatens to breach such covenants.

         23. Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto, and replaces all prior agreements, promises, representations and understandings between the Employer and the Employee whatsoever concerning the limited subject matter hereof (other than the Stock Plan and any related Stock Option Agreement entered into between the Employer and the Employee). There are no other agreements, conditions or representations, oral or written, express or implied, which form the basis for this Agreement.

         24. Assignment; Successors and Assigns, Etc. Neither the Employer nor the Employee may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other party; provided, however, that the Employer may assign its rights under this Agreement without the consent of the Employee in the event that the Employer shall effect a reorganization, consolidate with or merge into any other corporation, partnership, organization or other entity, or transfer all or substantially all of its properties or assets to any other corporation, partnership, organization or other entity. This Agreement shall inure to the benefit of and be binding upon the Employer and the Employee, their respective successors, executors, administrators, heirs and permitted assigns.

         25. Modification. No waiver or modification of this Agreement or of any covenant, condition, or limitation contained herein shall be valid unless in a writing of subsequent date hereto and duly executed by the party to be charged therewith and no evidence of any waiver or modification shall be offered or received in evidence in any proceeding, arbitration, or litigation between the parties hereto arising out of or affecting this Agreement, or the rights or obligations of the parties hereunder, unless such waiver or modification is in writing, duly executed as aforesaid. The parties further agree that the provisions of this Section may not be waived except as herein set forth.

         26. Section Headings. The section headings contained in this Agreement are for convenience only, and shall in no manner be construed as part of this Agreement.

         27. Waiver of Breach. The waiver by either party of a breach or violation of any provision of this Agreement shall not operate as, or be construed to be, a waiver of any subsequent breach thereof.

         28. Notices. Any and all notices required or permitted to be given under this Agreement shall be sufficient if furnished in writing, sent by certified or registered mail, return receipt requested to the party's address set forth in the Prologue of this Agreement, or to such other address as such party may specify in writing.

         29. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute one and the same document.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year here above first written.

MOLECULAR INSIGHT PHARMACEUTICALS, INC.


By:  /s/ David S. Barlow
     ---------------------------------------
Name: David S. Barlow
Title: Chairman & CEO


/s/ Norman D. LaFrance
--------------------------------------------
Norman D. LaFrance

                                   SCHEDULE A
            (As Amended from time to time pursuant to Paragraph 3(a))

                                Base Compensation

--------------------------------------------------------------------------------
Annual Rate of Base
Compensation                 Agreed to by Employee         Agreed to by Employer
-------------------          ---------------------         ---------------------
--------------------------------------------------------------------------------
$325,000.00
--------------------------------------------------------------------------------




(Must be initialed by both parties each time amended to be effective.)












Exhibit A --  Incentive Stock Option Grant

                                   SCHEDULE B

                               Relocation Package

         1. The Employer will reimburse bona fide relocation expenses up to a maximum amount of $150,000.00 based on the following:

         - Reimbursement for expenses associated with direct-route transportation to the Boston/Cambridge area that complies with the Employer's travel policy.

         - The cost of packing, moving, up to 90 days temporary storage, and unloading of the Employee's household effects and using a certified carrier of the employer's choice.

         - House-hunting trips for the purpose of locating suitable housing

         - The reasonable cost of temporary housing for up to 90 days upon arrival in the Boston area or $20,000.00 (grossed up) lump sum if housing is not used.

         - Closing costs (excluding points) on the purchase of a new home up to 3% of the purchase price, if purchased within 6 months of the Effective Date.

         - Reimbursement of reasonable and customary closing costs, including real estate commission not to exceed 6%, legal and recording fees, title charges, transfer taxes, and documentary stamps, etc. on the sale of Employee's existing home.

         2. In addition to the foregoing, the Employer will provide a lump sum allowance of $30,000.00 (grossed up) to cover additional relocation related expenses.